UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

SOUTHERN TRUST SECURITIES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Florida	000-52618	651001593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Almeria Ave., Coral Gables, Florida 33134
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (305) 446-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 10, 2012, Southern Trust Securities Holding Corp ("Company") entered into an Amendment Agreement ("Amendment") to the Stock Exchange Agreement ("Agreement") dated August 4, 2009, between the Company and ProBenefit S.A. ("ProBenefit").

The Amendment grants the Company the right to exercise its Put Option (as defined in the Agreement) to sell shares of Nexo Emprendimientos S.A. ("Nexo") held by the Company to Probenefit on a different schedule than that outlined in the Agreement.  Specifically, the Company has exercised its option to sell to Probenefit the 2,184,250 Nexo shares ("First Exercise Group") held by the Company for a purchase price of $1,200,000. This purchase price will be paid as follows: (1) $100,000 on May 11, 2012, (2) $400,000 on June 30, 2012, (3) $200,000 on July 15, 2012 and (4) $500,000 on October 15, 2012.

The remaining shares subject to the Put Option consists of 3,458,396 Nexo shares ("Second Exercise Group") owned by the Company. The Company can sell these shares to Probenefit for a total purchase price of $1,900,000 at any time, in whole or part, during the 12-month period of September 1, 2014 through September 1, 2015. The purchase price for this Second Exercise Group will be paid to the Company by Probenefit in ten quarterly installments beginning on the date of exercise.

As a result of the Company's sale of the First Exercise Group the Company now owns 19.42% of the outstanding shares on Nexo.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.6     Amendment to Stock Exchange Agreement (dated May 10, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN TRUST SECURITIES HOLDING CORP.

Date: May 24, 2012	By:	/s/ Robert Escobio
Robert Escobio
Chief Executive Officer